Exhibit G3

AMENDMENT TO MASTER CUSTODIAN AGREEMENT

This Amendment to Master Custodian Agreement (“Amendment”) is made as of             , 2013, by and between each registered investment company party thereto (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, each Fund and the Custodian entered into that certain Master Custodian Agreement dated as of January 18, 2006 (as amended, modified and supplemented from time to time, the “Agreement”); and

WHEREAS, each Fund and the Custodian desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing, each Fund, acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies, and the Custodian hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1. Section 17 of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement shall remain in full force and effect for an initial term ending September 30, 2017 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction, or (iii) in the event of an “assignment,” as that term is defined under the 1940 Act, of the (a) Agreement, or (b) advisory or management agreement between a Fund and SunAmerica Asset Management Corp. or The Variable Annuity Life Insurance Company. Upon termination of this Agreement pursuant to this paragraph with respect to any Fund or Portfolio, the applicable Fund shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements up through the termination date.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. The provisions of Section 15 of this Agreement shall survive termination of this Agreement for any reason.”

2. Section 24 of the Agreement is hereby modified to update the Custodian’s contact information as follows:

To any Fund:

SunAmerica Asset Management Corp.

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311

Attention: Gregory N. Bressler, Senior Vice President and

General Counsel

Telephone: 201-324-6300

Telecopy: 201-324-6364”

To the Custodian:	STATE STREET BANK AND TRUST COMPANY 2 Avenue de Lafayette Boston, MA 021111 Attention: Louis D. Abruzzi, Senior Vice President Telephone: 617-662-0300 Telecopy: 617-662-0678”

3. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

4. Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

[Signature page follows.]

2

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first written above.

EACH MANAGEMENT INVESTMENT COMPANY PARTY TO THE MASTER CUSTODIAN AGREEMENT

By:
Name:	Gregory N. Bressler
Titles:	Secretary,
Anchor Series Trust
SunAmerica Equity Funds
SunAmerica Income Funds
SunAmerica Money Market Funds, Inc.
SunAmerica Senior Floating Rate Fund, Inc.
SunAmerica Series, Inc.
SunAmerica Specialty Series
Assistant Secretary and Vice President,
Seasons Series Trust
SunAmerica Series Trust
Vice President,
VALIC Company I
VALIC Company II

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Michael F. Rogers
Title:	Executive Vice President

3

APPENDIX A

To the

MASTER CUSTODIAN AGREEMENT

Between

EACH VALIC/SUNAMERICA REGISTERED INVESTMENT COMPANY and

STATE STREET BANK AND TRUST COMPANY

Dated as of January 18, 2006

Updated as of             , 2013

VALIC Company I

•	Asset Allocation Fund

•	Blue Chip Growth Fund

•	Broad Cap Value Income Fund

•	Capital Conservation Fund

•	Core Equity Fund

•	Dividend Value Fund

•	Dynamic Allocation Fund

•	Emerging Economies Fund

•	Foreign Value Fund

•	Global Real Estate Fund

•	Global Social Awareness Fund

•	Global Strategy Fund

•	Growth Fund

•	Government Securities Fund

•	Growth & Income Fund

•	Health Sciences Fund

•	Inflation Protected Fund

•	International Equities Fund

•	International Government Bond Fund

•	International Growth Fund

•	Large Cap Core Fund

•	Large Capital Growth Fund

•	Mid Cap Index Fund

•	Mid Cap Strategic Growth Fund

•	Money Market I Fund

•	Nasdaq-100® Index Fund

•	Science & Technology Fund

•	Small Cap Aggressive Growth Fund

•	Small Cap Fund

•	Small Cap Index Fund

•	Small Cap Special Values Fund

•	Small-Mid Growth Fund

•	Stock Index Fund

•	Value Fund

4

VALIC Company II

•	Aggressive Growth Lifestyle Fund

•	Capital Appreciation Fund

•	Conservative Growth Lifestyle Fund

•	Core Bond Fund

•	High Yield Bond Fund

•	International Opportunities Fund

•	Large Cap Value Fund

•	Mid Cap Growth Fund

•	Mid Cap Value Fund

•	Moderate Growth Lifestyle Fund

•	Money Market II Fund

•	Small Cap Growth Fund

•	Small Cap Value Fund

•	Socially Responsible Fund

•	Strategic Bond Fund

Seasons Series Trust

•	Allocation Balanced Portfolio

•	Allocation Growth Portfolio

•	Allocation Moderate Growth Portfolio

•	Allocation Moderate Portfolio

•	Asset Allocation: Diversified Growth Portfolio

•	Cash Management Portfolio

•	Diversified Fixed Income Portfolio

•	Focus Growth Portfolio

•	Focus Value Portfolio

•	International Equity Portfolio

•	Large Cap Growth Portfolio

•	Large Cap Value Portfolio

•	Mid Cap Growth Portfolio

•	Mid Cap Value Portfolio

•	Multi-Managed Growth Portfolio

•	Multi-Managed Income/Equity Portfolio

•	Multi-Managed Income Portfolio

•	Multi-Managed Moderate Growth Portfolio

•	Real Return Portfolio

•	Small Cap Portfolio

•	Stock Portfolio

SunAmerica Series Trust

•	American Funds Asset Allocation SAST Portfolio

•	American Funds Global Growth SAST Portfolio

•	American Funds Growth SAST Portfolio

•	American Funds Growth-Income SAST Portfolio

•	Aggressive Growth Portfolio

•	Alliance Growth Portfolio

•	Balanced Portfolio

•	Blue Chip Growth Portfolio

•	Capital Growth Portfolio

•	Cash Management Portfolio

•	Corporate Bond Portfolio

•	Davis Venture Value Portfolio

•	“Dogs” of Wall Street Portfolio

•	Equity Index Portfolio

•	Emerging Markets Portfolio

•	Equity Opportunities Portfolio

•	Foreign Value Portfolio

•	Fundamental Growth Portfolio

•	Global Bond Portfolio

•	Global Equities Portfolio

•	Growth-Income Portfolio

•	Growth Opportunities Portfolio

•	High-Yield Bond Portfolio

•	International Diversified Equities Portfolio

•	International Growth and Income Portfolio

•	Marsico Focused Growth Portfolio

•	MFS Massachusetts Investors Trust Portfolio

•	MFS Total Return Portfolio

•	Mid-Cap Growth Portfolio

•	Real Estate Portfolio

•	Small & Mid Cap Value Portfolio

•	Small Company Value Portfolio

•	SunAmerica Dynamic Allocation Portfolio

•	SunAmerica Dynamic Strategy Portfolio

•	Technology Portfolio

•	Telecom Utility Portfolio

•	Total Return Bond Portfolio

•	VCP Managed Asset Allocation SAST Portfolio

•	VCP Total Return Balanced Portfolio

•	VCP Value Portfolio

Anchor Series Trust

•	Asset Allocation Portfolio

•	Capital Appreciation Portfolio

•	Government and Quality Bond Portfolio

•	Growth and Income Portfolio

•	Growth Portfolio

•	Multi-Asset Portfolio

•	Natural Resources Portfolio

•	Strategic Multi-Asset Portfolio

SunAmerica Series, Inc.

•	Focused Dividend Strategy Portfolio

•	SunAmerica Strategic Value Portfolio

•	Focused Multi-Asset Strategy Portfolio

•	Focused Balanced Strategy Portfolio

SunAmerica Equity Funds

•	SunAmerica Value Fund

•	SunAmerica International Dividend Strategy Fund

•	SunAmerica Japan Fund

SunAmerica Income Funds

•	SunAmerica Strategic Bond Fund

•	SunAmerica GNMA Fund

•	SunAmerica High Yield Bond Fund

•	SunAmerica US Government Securities Fund

6

SunAmerica Money Market Fund, Inc.

•	SunAmerica Money Market Fund

SunAmerica Specialty Series

•	2020 High Watermark Fund

•	SunAmerica Alternative Strategies Fund

•	SunAmerica Global Trends Fund

•	SunAmerica Focused Alpha Growth Fund

•	SunAmerica Focused Alpha Large-Cap Fund

•	SunAmerica Income Explorer Fund

SunAmerica Senior Floating Rate Fund, Inc.

7

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

CUSTODY AND FUND ACCOUNTING

This fee schedule is for services (the “Services”) provided by State Street Bank and Trust Company or its affiliates (“State Street”) to the Funds (as defined below) pursuant to that certain Master Custodian Agreement dated as of January 18, 2006 by and between State Street and the Funds (the “Custody Agreement”), as may be amended, supplemented, restated or otherwise modified from time to time. This fee schedule shall apply to all funds, portfolios or accounts that may be party or subject to the Custody Agreement from time to time (each a “Fund” and collectively, the “Funds”). Except as expressly provided for herein, annual and other periodic fees shall be prorated based upon dates of service. Capitalized terms used herein without definition shall have the meanings given thereto in the Custody Agreement.

I.	Custody

For the provision of custody services pursuant to the Custody Agreement, State Street shall be entitled to the fees set forth below. The domestic custody fee per Fund is equal to the “Custody Basis Point Fee” (as defined below). Each Fund will pay in monthly installments in arrears, the Fund’s fee based upon the market value (as determined in accordance with the Funds’ procedures with respect to the calculation of the net asset value) of securities held based on custody location as of the end of the billing period on a monthly basis calculated at the annualized rates set forth below. The Custody Basis Point Fee will be calculated by multiplying the month-end assets of each Fund by the basis point fees shown in the table below. This amount does not include transaction processing fees,* foreign custody, or any other fees, charges or expenses specifically identified in this fee schedule.

*	See Appendix 1 for information on transaction processing fees including important information on foreign currency exchange transactions.

Domestic Custody

Custody Basis Point Fee (per Fund/per year)
Net Assets Per Fund	Basis Points
0.25

Foreign Custody	See Appendix 2

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

II.	Fund Accounting

For the provision of fund accounting services pursuant to the Custody Agreement, State Street shall be entitled to the fees set forth below. The fund accounting fee per Fund is equal to the “Accounting Basis Point Fee.” Each Fund will pay in monthly installments in arrears the Fund’s pro rata share of the fee. The Accounting Basis Point Fee will be calculated by multiplying the average monthly net assets of each Fund by the basis point fees shown in the table below. This amount does not include any other fees, charges or expenses specifically identified in this fee schedule.

Fund Accounting

Accounting Basis Point Fee (Fund complex)
Net Assets Per Fund	Basis Points
First 75 Billion	0.75
Next 25 Billion	0.60
Excess	0.50

AUTOMATED PRICING (per position/per month)
Municipal, Government, Corporate, Convertible Bonds, Foreign Bonds, CMOs, CDS, Preferred Stocks	$4.50
Exchange Traded Options, Futures and Private Placements	$6
Equities	$1
Manual Quotes	$8
Swaps	$10

For billing purposes, the monthly quote fee will be based on the number of positions in the Fund as of the close of the last day of regular trading on the New York Stock Exchange of each month.

III.	Fund of Funds/Feeder Funds

For the provision of services to “Funds of Funds” (including portions of Funds of Funds, such as the Fund of Funds Components of the SunAmerica Dynamic Allocation Portfolio and SunAmerica Dynamic Strategy Portfolio of the SunAmerica Series Trust and VALIC Co. I Dynamic Allocation Fund) and “Feeder Funds,” State Street shall be entitled only to the following fees:

Fund of Funds/Feeder Funds (total fees per year)	$12,000

Notwithstanding anything herein, no other fees will be charged to the Funds of Funds, portions of Funds of Funds or Feeder Funds.

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

IV.	Loan Services

For the provision of loan services pursuant to the Custody Agreement, State Street shall be entitled to the fees set forth below. The loan services fee is equal to the Committed Asset Based Fee for the Fund set forth below. The Fund will pay in monthly installments in arrears, unless otherwise requested, the Fund’s pro rata share of the fee. This amount does not include any other fees, charges or expenses specifically identified in this fee schedule.

Committed Asset Based Fee for SunAmerica Senior Floating Rate Fund, Inc. (per Fund/per year)	Basis Points
1.5

V.	Additional Services

Additional special activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation in advance. There will be a fee of $150 per hour for customized programming or customized transmissions. Fees for other services requested by the Funds, including services in connection with new laws or rules or services, such as maintenance of customized programming, transmissions or other customized development, will be negotiated separately in advance.

VI.	Other Reimbursable Expenses, Fees and Charges

A billing for the recovery of other reimbursable expenses, fees and charges incurred on behalf of the Funds, as applicable, will be made as of the end of each month. Unless indicated otherwise, each Fund’s share of such expenses, fees and charges will be based upon actual usage of a service or an allocated charge for the use of the service for the benefit of the Fund. New or increased fees imposed upon State Street beyond State Street’s control will be passed through to the Fund, including regulatory fees imposed on State Street in its capacity as the provider of the Services.

The Funds will reimburse State Street for expenses incurred by State Street on their behalf including, but not limited to, the following:

•	ITG Fair Value

•	Subcustodian/Depository Charges, ADR, GDR

•	Miscellaneous expenses incurred in connection with foreign custody (e.g., stamp duties, registration costs, script fees, special transportation costs)

•	Pricing and Verification Services—Non-Standard Vendors

VII.	Fund Minimum

Annual Minimum Fee (includes custody, fund accounting and any other services per Fund)	$25,000

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

VIII.	Overdrafts

Overdrafts are not allowed; however, should one occur, a charge will be imposed by State Street at a rate equivalent to the Federal Funds Rate plus 200 basis points, as applicable.

IX.	Confidentiality

This fee schedule is the confidential information of the parties and shall not be disclosed to any third party without the prior written consent of the other parties. The foregoing shall not be applicable to any information that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation.

X.	Payment of Fees

The fees, charges and expenses set forth herein will be calculated and charged monthly. Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by Billing. Failure to charge a fee is not a waiver of that fee.

XI. Effectiveness

This fee schedule is effective October 1, 2013 and shall remain in effect for four (4) years and from year to year thereafter. This fee schedule shall apply to the Renewal Terms until it is revised as a result of negotiations by any party.

[Remainder of page intentionally left blank.]

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

APPENDIX 1

TRANSACTION PROCESSING FEES PER TRADE1

State Street Repurchase Agreements (Repo)	No Charge
State Street Time Deposit	No Charge
DTC or Fed Book Entry (including cancelations) *	$2.50
Mortgage Backed Securities Principal and Income Paydowns	$2.50
Physical Settlements	$25.00
Third Party Foreign Exchange *	$10.00
Foreign Exchange through State Street Global Markets	No Charge[1]
Third Party Securities Lending	$20.00
Securities Lending through State Street Global Markets	No Charge
Exchange Traded Derivatives (Options, Futures Trades, etc.)	$25.00
Over-the-Counter (“OTC”) Traded Derivatives (Options, Futures Trades, etc.)	$64.00
Bilateral processing rates per holding charge (per month, per position, per Fund)	See Appendices 3 and 4
All Other Trades	$25.00
Centrally cleared processing rates	See Appendix 5

*	These fees and charges assume automated trade instruction/information delivery in an electronic format.

[1]	The Transaction Processing Fees are per trade processing fees charged for processing the settlement of transactions by State Street on behalf of the Funds in connection with the provision of custody services under the Custody Agreement. These Transaction Processing Fees, unless otherwise waived, apply whether a Fund or its third party investment managers entered into such transactions with or through State Street or one of its affiliates or a third party dealer or broker. The processing fees are in addition to, and are not to be construed as payments in lieu of, any compensation (as described herein) that may be earned by State Street or any of its affiliates or by a third party dealer or broker in connection with such transaction.

State Street Global Markets, a separate division of State Street, offers principal or “dealer” trading services as well as agency execution services (which include its proprietary electronic trading platforms) in a variety of asset classes, including most of those described in this schedule. A Fund or its third party fiduciary investment managers may select State Street Global Markets to effect principal or agency transactions; however, any such services, irrespective of whether trade orders are transmitted through State Street’s custody or trustee operations, are conducted under contractual or other arrangements that are distinct from its services and obligations under the Custody Agreement. When State Street or State Street Global Markets acts as a counterparty (e.g., foreign exchange, over the counter derivatives, repurchase transactions) to a Fund, such transactions are principal transactions and State Street or State Street Global Markets enters into them as a dealer and not in a fiduciary, agency or similar capacity (regardless of any other relationships between State Street and the Funds under the Custody Agreement). In connection with such trading or agency execution services, State Street Global Markets may receive compensation from the Funds in a variety of forms, including a commission, click fee, revenue share, spread, mark-up, mark-down, interest, fee or similar amount.

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

APPENDIX 2

FOREIGN CUSTODY – COUNTRY BASED FEES

The Asset Charge is based upon the market value (as determined in accordance with the Funds’ procedures with respect to the calculation of net asset value) of securities held based on custody location as of the end of the billing period on a monthly basis calculated at the annualized rates set forth below. The Transaction Charge is a per trade processing fee charged for processing the settlement of transactions by State Street on behalf of the Funds in connection with the provision of custody services under the Custody Agreement. Any country not listed below will be negotiated and agreed upon prior to investment.

MARKET	ASSET CHARGE (Basis Points)	TRANSACTION CHARGE	MARKET	ASSET CHARGE (Basis Points)	TRANSACTION CHARGE
Argentina	20.0	$75	Lithuania	20.0	$50
Australia	1.0	$15	Malaysia	3.5	$40
Austria	2.0	$20	Mali	50.0	$150
Bahrain	35.0	$150	Mauritius	25.0	$125
Bangladesh	45.0	$125	Mexico	3.5	$10
Belgium	1.5	$15	Morocco	30.0	$40
Benin	50.0	$150	Namibia	30.0	$125
Bermuda	15.0	$90	Netherlands	1.1	$12
Botswana	25.0	$100	New Zealand	1.25	$15
Brazil	6.25	$25	Niger	50.0	$150
Bulgaria	30.0	$100	Nigeria	40.0	$80
Burkina Fasco	50.0	$150	Norway	1.25	$25
Canada	0.1	$6	Oman	50.0	$150
Cayman Island	30.0	$75	Pakistan	30.0	$125
Cedel\Clearstream	1.1	$8	Palestine	45.0	$150
Chile	20.0	$70	Panama	30.0	$150
China	14.0	$60	Peru	35.0	$85
Colombia	28.0	$105	Philippines	9.0	$40
Costa Rica	30.0	$75	Poland	10.0	$40
Croatia	30.0	$100	Portugal	4.75	$40
Cyprus	40.0	$125	Puerto Rico	10.0	$75
Czech Republic	11.0	$60	Qatar	30.0	$75
Denmark	1.3	$20	Romania	40.0	$100
Ecuador	20.0	$100	Russia	17.50	$75
Egypt	21.0	$50	Senegal	50.0	$150
Estonia	40.0	$50	Singapore	3.0	$20
Euroclear	1.1	$8	Slovak Republic	30.0	$90
Finland	2.0	$30	Slovenia	30.0	$100
France	1.0	$20	South Africa	2.0	$15
Germany	1.0	$20	South Korea	4.5	$30

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

APPENDIX 2 (CONTINUED)

FOREIGN CUSTODY - COUNTRY BASED FEES

MARKET	ASSET CHARGE (Basis Points)	TRANSACTION CHARGE	MARKET	ASSET CHARGE (Basis Points)	TRANSACTION CHARGE
Ghana	30.0	$100	Spain	1.2	$25
Greece	5.0	$20	Sri Lanka	20.0	$100
Guinea-Bissau	50.0	$150	Swaziland	30.0	$200
Hong Kong	2.25	$20	Sweden	1.1	$20
Hungary	13.0	$75	Switzerland	1.2	$15
Iceland	20.0	$50	Taiwan	8.0	$40
India	9.0	$100	Thailand	5.0	$20
Indonesia	8.75	$40	Togo	50.0	$150
Ireland	5.0	$40	Trinidad & Tobago	35.0	$100
Israel	11.5	$50	Tunisia	45.0	$125
Italy	1.1	$25	Turkey	7.0	$50
Ivory Coast	50.0	$150	Uganda	50.0	$100
Jamaica	40.0	$125	Ukraine	35.0	$150
Japan-Mizuho	1.1	$10	United Arab Emirates	40.0	$85
Jordan	30.0	$125	United Kingdom	0.6	$10
Kazakhstan	40.0	$135	Uruguay	45.00	$125
Kenya	30.0	$100	Venezuela	35.0	$125
Latvia	50.0	$50	Vietnam	45.0	$150
Lebanon	30.0	$100	Zambia	30.0	$100

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

Appendix 3

BILATERAL PROCESSING RATES

Basic Standard Services:

Category	Driver	Services Included	Frequency of Charge	Rate
Transaction Charge	• Number of transactions (low complexity instruments)	• Trade processing (new trades, novations and terminations), and	• Charge per event per position per Fund	$64
	• Number of transactions (high complexity instruments)	• Payment Services (settlement of upfront and periodic payments)		$96

Monthly Instrument Charge	• Number of positions (low complexity instruments)	• Pricing, and • Corporate action and event monitoring	• Monthly charge per position per Fund	$32
	• Number of positions (high complexity instruments)			$48

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

APPENDIX 4

CATEGORIZATION EXAMPLES OF HIGH AND LOW COMPLEXITY

Low Complexity:	High Complexity:
• Interest Rate Swaps (IRS) • Amortizing • Cancelable • Vanilla • Zero Coupon • OIS • FRA • IR Option	• Interest Rate Swaps (IRS) • Swaption • Inflation • Inflation Zero Coupon • Cross Currency • NDF • NDF Coupon • Balance Guaranteed • CMM FRA • Spread Lock • Basis • Bullet Pay

• Credit Default Swaps (CDS) • Single Name Corporate/Sovereigns • Index	• Cap, Floor, FX, and Credit Default Swaps (CDS) • Basket • Tranche • ABS • CMBS • LCDS • CDO

• Equity Derivative • Return Swap • Commodity Swap • CFD

STATE STREET BANK AND TRUST COMPANY

SUNAMERICA FUNDS

CONFIDENTIAL FEE SCHEDULE

AS OF OCTOBER 1, 2013

APPENDIX 5

CENTRALLY CLEARED SWAPS

STANDARD CLEARED SWAPS SERVICES

Category	Driver	Services Included	Frequency of Charge	Standard Rates
Transaction Charge	• Number of automated transactions	• Transaction processed (e.g., trade capture, novations, terminations)	• Charge per transaction per allocated position	$25

	• Number of manual transactions	• Transaction processed (e.g., trade capture, novations, terminations)	• Charge per transaction per allocated position	$50

Cash Payments	• Number of payments (wires)	• Settlement of upfront, periodic payments	• Per Payment	$5.00

Maintenance Charge	• Number of allocated positions	• Calculation of variation margin • Valuation from exchange and Futures Commission Merchant (FCM) • Reconciliation with a single FCM per Fund	• Monthly charge per allocated position • NOTE: For Funds with less than 10 positions, a charge of $100 per Fund per month will be added	$48